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                                                                    EXHIBIT 3.7

                            CERTIFICATE OF FORMATION

                                       OF

                         AMERIDRIVES INTERNATIONAL, LLC

                         ------------------------------

      1. The name of the limited liability company is Ameridrives International, LLC.

      2. The address of its registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Rd., Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

      IN WITNESS THEREOF, the undersigned shall have caused this Certificate of Formation of Ameridrives International, LLC to be executed this 21st day of December, 2005.

                                  By: /s/ Patricia J. Turner
                                      ----------------------------
                                  Name: Patricia J. Turner,
                                  Title: Authorized Person